NEWS (For Immediate Release)

Investor Relations Contact:
Ms. Dilek Mir
Managing Director
MCC Financial Services
Telephone (310) 453-4667 ext. 235

Trinity Workplace Learning contact:
-----------------------------------
Mr. Mark Vevera, Vice President - Marketing
Direct dial (972) 309-5558
Business inquiries email: mark.vevera@trinitylearning.co
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       Trinity Workplace Learning and National Highway Traffic Safety
                               Administration
      Drive Use of Technology for Improved Public Safety on U.S. Roads

DALLAS, TEXAS (NOVEMBER 9,  2005)   Trinity Workplace Learning, a
subsidiary of Trinity Learning Corporation (OTCBB: TTYL), announced today that its Law Enforcement Training Network (LETN) has entered into Cooperative Agreement with the U.S. National Highway Traffic Safety Administration (NHTSA) to extend the use of satellite-delivered and other digital content to speed the dissemination of critical public safety and training content to law enforcement agencies around the United States. The NHTSA has utilized LETN since 1989 under a Master Services Agreement. The $900,000 program announced today is a multi-year contract intended to fulfill the training content creation requirements of the NHTSA while providing a conduit between the NHTSA and the law enforcement community.

LETN (www.letn.com), a division of Trinity Workplace Learning, is a leading provider of targeted must-have technology-based learning solutions for law enforcement professionals. The NHTSA has used LETN to specifically reach the law enforcement community with new training initiatives involving the use of new products and technology such as Occupant Protection Usage and Enforcement, Sobriety Checkpoint Training, Law Enforcement Public Information Training, and various impaired driving mobilization roll call training courses. These training programs were transmitted to subscribing law enforcement agencies via satellite broadcast and often reached agencies without the resources to receive the training otherwise. The training courses were also distributed to over 6,000 law enforcement agencies in videotape format. These non-traditional training initiatives were exceptionally well received, reached a larger segment of the law enforcement community than ever before, and were more cost effective than providing this training in the field. The success of using LETN ultimately resulted in NHTSA using the Fire and Emergency Training Network (FETN) to provide training and information to first responders.




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Trinity Workplace Learning__NHTSA
November 9, 2005
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Mark Vevera, Vice President of Marketing and Product Management for Trinity
Workplace Learning said, "The NHTSA requires a means by which critical information can be communicated accurately and timely to the law enforcement community throughout the United States and its territories.
When the NHTSA needs the capability to rapidly get out information on a new initiative, disprove erroneous information, demonstrate use of safety devices, or allow an interactive exchange with various members of the highway safety community, our digital communications platform is unrivaled for reaching first responders across the country. We believe this new agreement with the NHTSA affirms the capabilities of our full-service digital video production and training delivery capabilities to enhance public safety initiatives."

About Trinity Workplace Learning

Trinity Workplace Learning, a subsidiary of Trinity Learning Corporation (OTCBB:TTYL) is a leading provider of integrated learning solutions for compliance, safety, emergency preparedness, and skill development in the workplace. Since 1986, Trinity Workplace Learning and its predecessors have met the training and education needs of more than 8 million professionals in the industrial, healthcare, automotive, fire & emergency, government, law enforcement and the private security markets. Trinity Workplace Learning's offerings provide clients with a unique combination of training and educational content, learning management and accreditation, anytime/anywhere delivery technologies, and implementation, and outsourcing services to ensure client success. Key offerings include the Fire & Emergency Training Network (FETN), Law Enforcement Training Network (LETN) and Health & Sciences Television Network (HSTN); PRIMEnet and PRIMEed online services, and a host of other CD-ROM, Web-based and video training programs. For more details on Trinity Workplace Learning, visit www.trinityworkplacelearning.com or for more information on Trinity Learning Corporation visit www.trinitylearning.com.


FORWARD LOOKING STATEMENTS   DISCLAIMER - RISKS

This press release contains forward-looking statements, including statements about the expected growth and development of Trinity Learning's business. Statements herein which are not statements of historical fact are forward- looking statements within the meaning of the Safe Harbor Provision
of the Private Securities Litigation Reform Act of 1995.   Such statements
are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB and Form 10-QSB.

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